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                                                                      Exhibit 21



                                  Subsidiaries



  Subsidiary                                        Jurisdiction
  -----------------------------------------         ------------------------


  Transmation (Canada) Inc.                         Canada

  *Transcat, FSC                                    U.S. Virgin Islands

  *Transmation Singapore Pte. Ltd.                  Singapore

  *MetersandInstruments.com                         New York

  * Dissolution in process